                             [MISONIX LOGO OMITTED]

                              For Immediate Release

               Misonix Contact:                  Investor Relations Contact:
               Richard Zaremba                   Jordan M. Darrow
               Chief Financial Officer           Darrow Associates, Inc.
               631-694-9555                      631-367-1866
               invest@misonix.com                jdarrow@optonline.net
               ------------------                ---------------------

             MISONIX REPORTS INCREASED REVENUES FOR FISCAL YEAR 2005

FARMINGDALE, N.Y. -- September 8, 2005 -- Misonix, Inc. (NASDAQ NM: MSON), a
developer of ultrasonic medical device technology for the treatment of cancer and other healthcare purposes, today reported financial results for the fourth quarter and fiscal year ended June 30, 2005. Highlights of fiscal year 2005 and other company initiatives to date include:

     o    Management outlines strategic direction that focuses on its Medical
          Devices business and hires key executive; Company seeking alternatives for its Laboratory and Scientific divisions

     o    Medical device product revenues grew 16% for the 12 months ended June
          30, 2005 as compared with the same period in fiscal 2004

     o    Revenues for the 12 months of fiscal 2005 increased 18% over the same period in fiscal 2004

     o    The Company's Sonora Medical unit introduced a unique and advanced
          Acoustic Measurement System for measuring and analyzing the various acoustic properties of diagnostic ultrasound equipment and related transducers

     o    Received FDA 510(k) clearance to market Ultrasonic Wound Debridement
          System in the U.S.

     o    Received a Canadian Device License for its Ultrasonic Wound
          Debridement System

     o    Continued clinical work for Ultrasonic Osteotome device on animal laminectomies

Fiscal 2005 Fourth Quarter Results
----------------------------------

Revenues for the three months ended June 30, 2005 were $13.9 million, a 29%
increase compared with revenues of $10.8 million for the same period in fiscal
2004. Medical device product revenues increased 34% to $7.5 million and laboratory and scientific product revenues increased 22% to $6.4 million. The increase in medical device product revenues was attributable to a 39% increase in therapeutic medical device product

revenues, including those products treating cancer, to $4.5 million, and a 30%
increase in diagnostic medical device product revenues to $3.0 million. The increase in laboratory and scientific product revenues was mainly attributable to a 15% increase in ultrasonic laboratory product revenues, a 20% increase in ductless fume enclosure and related product revenues and a 230% increase in sales of wet scrubber products.

Income from operations for the three months ended June 30, 2005 was $552,000, excluding the litigation expenses of $419,000, a 42% increase as compared with income from operations for the three months ended June 30, 2004 of $389,000.
This was a result of an increase in gross margin, which was partially offset by a 31% increase in research and development expenses, a 23% increase in sales and marketing expenses, and a 26% increase in general and administrative expenses.
The increase in research and development expenses is a result of increased development efforts for liver and kidney cancer treatments using High Intensity
Focused Ultrasound (HIFU) and the digital upgrade project on all of our ultrasonic platform technology. The increase in sales and marketing expenses were a result of continued investment in the European business sales and marketing efforts for the SB500 prostate cancer product. The increase in general and administrative expenses was primarily the result of increased audit and insurance costs, administrative support for Sonora Medical and Labcaire, which are delivering significant order growth, and the legal fees surrounding the judgment against Sonora.

The Company recorded net income for the three months ended June 30, 2005 of
$338,000, or $.05 per fully diluted share, as compared with $548,000, or $.08 per fully diluted share, for the same period in fiscal 2004. The results for the three months ended June 30, 2005 included a charge of $419,000, or approximately
$.06 per fully diluted share, for the judgment against Sonora Medical Systems for present and future royalties owed on the recoating process of transesophageal probes.

The Company's backlog of unfilled orders as of June 30, 2005 was $7.9 million.
Medical device product backlog was $4.8 million and laboratory and scientific product backlog was $3.1 million.

Fiscal 2005 Twelve Months Results
---------------------------------

Revenues for the twelve months ended June 30, 2005 were $45.9 million, an 18%
increase when compared with revenues of $39.1 million for the same period in fiscal 2004. Medical device product revenues increased 16% to $24.8 million and laboratory and scientific product revenues increased 19% to $21.1 million. The
Company recorded net income for the twelve months ended June 30, 2005 of
$936,000, or $.13 per fully diluted share, compared with net income of $1.7 million, or $.25 per fully diluted share. The results for the twelve months ended June 30, 2005 included a charge of $419,000 for the judgment against
Sonora Medical Systems for present and future royalties owed on the recoating prices of transesophageal probes.

Commenting on Misonix's financial and operating results, Michael A. McManus,
Jr., President and Chief Executive Officer, said, "We are pleased to see continued revenue growth across all of our operations. Our medical device product revenues increased 16%. The sale of Focus Surgery's Sonablate 500, used primarily to treat prostate cancer, have increased together with growing indications of interest from the medical community. We

have previously discussed our successful conferences with prominent European doctors and we will continue with these efforts. We are extremely pleased with the participation of many prominent prostate and urology specialists which continues to support our belief in the importance of our technology. Our clinicals with our product utilizing HIFU for kidney cancer will continue in
Europe while we work on our submission for 510(k) approval in the U.S. We continue to believe in the Hearing Innovation technology and will start some early stage clinicals this year. Studies in Virginia and Japan appear to confirm the benefits of the HiSonic for the profoundly deaf."

Mr. McManus continued, "We are very pleased to have received clearance based upon our 510(k) application with the U.S. Food and Drug Administration for the
Company's product for wound debridement. Wound debridement is a necessary course of therapy to remove necrotic tissue or foreign material from a wound by a granulation process to expose healthy tissue. Unlike other forms of debridement, physicians can easily distinguish tissue types and stop debridement when the viable tissue bed is reached. While details will be announced upon completion, we are working toward finalizing an agreement with a distribution partner for our Ultrasonic Wound Debridement System, which is intended to target a market estimated to be in excess of $2 billion annually.

"Our Ultrasonic Osteotome device has had encouraging results based upon the animal laminectomies at the University of Pittsburgh Medical Center. We look forward to completing the development of this product and anticipate its commercial launch in 2006.

"As you know, we have announced our strategy to look for strategic alternatives for our Laboratory and Scientific businesses. This process is ongoing and we anticipate having the process completed in the first half of calendar 2006. We believe the decision to become a more focused medical device company will be a direction that through internal and external growth will enhance shareholders value."

Conference Call and Web Cast Information
----------------------------------------

As previously announced, the Company has scheduled a conference call and web cast to discuss its fourth quarter and fiscal year 2005 financial results today,
September 8, 2005, at 4:30 PM Eastern time. The conference call will be broadcast live on the Internet via the Investor Relations section of the
Company's Web site at www.misonix.com. Alternatively, participants may join the conference call by dialing 866-700-6067 (domestic) or 617-213-8834
(international) and entering the reservation code 69267955. Participants should use these access methods about 10 minutes prior to the start time.

For those unable to attend the live broadcasts, replays will be available beginning approximately one hour after the events. Replay information will be posted on the Misonix Web site following the conclusion of the live broadcasts.
There is no charge for participants to access the live broadcasts or replays.

Misonix develops, manufactures, and markets medical, scientific, and industrial ultrasonic and air pollution systems. The Company has been at the forefront of ultrasonic technology for over 50 years. Misonix's ultrasonic platform is the basis for several innovative medical technologies. Misonix has a minority equity position in Focus Surgery, Inc., which uses high intensity focused ultrasound
("HIFU") technology to

destroy deep-seated cancerous tissues without effecting surrounding healthy tissue. Addressing a combined market estimated to be in excess of $3 billion annually, Misonix's proprietary ultrasonic medical devices are used for wound debridement, cosmetic surgery, neurosurgery, laparoscopic surgery, and other surgical and medical applications. Additional information is available on the
Company's Web site at www.misonix.com.

                                      # # #

Forward Looking Statements for Misonix, Inc.: With the exception of historical information contained in this press release, content herein may contain "forward looking statements" that are made pursuant to the Safe Harbor Provisions of the
Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. In particular, the Company may not be successful in its efforts with respect to strategic opportunities for its Laboratory and Scientific
Division and the affect this activity may have on the other businesses within the Company. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include general economic conditions, delays and risks associated with the performance of contracts, uncertainties as a result of research and development, potential acquisitions, consumer and industry acceptance, litigation and/or court proceedings, including the timing and monetary requirements of such activities, regulatory risks including approval of pending and/or contemplated 510(k) filings, the ability to achieve and maintain profitability in the Company's business lines, and other factors discussed in the Company's Annual Report on Form 10-K, subsequent Quarterly
Reports on Form 10-Q and current reports on Form 8-K.

                                      * * *
                               (Tables to Follow)

                                  MISONIX, INC.
                      Consolidated Statements of Operations
                                     Audited


                                                        Three Months Ended                     Twelve Months Ended
                                                              June 30,                              June 30,
                                                           2005            2004                2005             2004
                                                     -------------------------------      --------------------------------

Net sales                                              $13,889,699      $10,796,810         $45,906,584      $39,059,066

Cost of goods sold                                       8,258,899        6,378,309          26,869,236       22,542,463
                                                     -------------------------------      --------------------------------

Gross profit                                             5,630,800        4,418,501          19,037,348       16,516,603

Selling expenses                                         1,703,165        1,379,694           6,110,716        4,662,006
General and administrative expenses                      2,429,468        1,930,290           8,462,228        7,633,930
Research and development expenses                          945,993          719,874           3,486,063        2,437,752
Litigation expenses                                        419,000                -             419,000                -
                                                    -------------------------------      ---------------------------------

Total operating expenses                                 5,497,626        4,029,858          18,478,007       14,733,688
                                                    -------------------------------      ---------------------------------

Income from operations                                     133,174          388,643             559,341        1,782,915

Total other income                                         127,381          296,947             682,233        1,057,191
                                                    -------------------------------      ---------------------------------
Income before minority interest and
income taxes                                               260,555          685,590           1,241,574        2,840,106

Minority interest in net (loss) income of
consolidated subsidiaries                                  (43,200)          16,564              13,130           52,505
                                                    -------------------------------      ---------------------------------

Income before income taxes                                 303,755          669,026           1,228,444        2,787,601

Income tax (benefit) expense                              (33,988)          121,158             292,739        1,068,656
                                                    -------------------------------      ---------------------------------

Net income                                                $337,743         $547,868            $935,705       $1,718,945
                                                    ===============================      =================================

Net income per share-basic                                   $0.05            $0.08               $0.14            $0.26
                                                    ===============================      =================================

Net income per share-diluted                                 $0.05            $0.08               $0.13            $0.25
                                                    ===============================      =================================

Weighted average common shares-basic                     6,824,952        6,702,864           6,788,341        6,667,615
                                                    ===============================      =================================

Weighted average common shares-diluted                   6,989,285        7,166,757           6,983,699        6,849,845
                                                    ===============================      =================================


                                  MISONIX, INC.
                           Consolidated Balance Sheets
                                     Audited



                                                                                       June 30, 2005          June 30, 2004
                                                                                     -----------------     -------------------

     Assets
     Current Assets:
       Cash and cash equivalents                                                           $2,484,534              $4,839,866
       Accounts receivable, net of allowance
            for doubtful accounts of $405,998 and
            $457,016, respectively                                                         11,757,827               7,601,693
       Inventories                                                                          9,780,501               9,594,487
       Deferred income taxes                                                                  964,426                 645,381
       Income tax receivable                                                                  224,734                  -
       Prepaid expenses and other current assets                                            1,336,104               1,114,546
                                                                                     -----------------     -------------------
     Total current assets                                                                  26,548,126              23,795,973

     Property, plant and equipment, net                                                     6,409,835               5,243,005
     Deferred income taxes                                                                    244,769                 412,201
     Goodwill                                                                               4,473,713               4,473,713
     Other assets                                                                             409,493                 316,220
                                                                                     -----------------     -------------------
     Total assets                                                                         $38,085,936             $34,241,112
                                                                                     =================     ===================

     Liabilities and stockholders' equity
     Current liabilities:
       Revolving credit facilities                                                          1,883,193               1,373,681
       Accounts payable                                                                     5,482,312               4,507,476
       Accrued expenses and other current liabilities                                       2,901,247               1,857,097
       Income tax payable                                                                     -                       107,282
       Current maturities of long-term debt and capital
            lease obligations                                                                 376,148                 302,932
                                                                                     -----------------     -------------------
     Total current liabilities                                                             10,642,900               8,148,468

     Long-term debt and capital lease obligations                                           1,240,324               1,264,480
     Deferred income taxes                                                                    270,884
     Deferred income                                                                          508,582                 769,033

     Minority interest                                                                        329,086                 315,955

     Stockholders' equity:
       Capital stock, $0.01 par - shares authorized 10,000,000; 6,902,752 and
       6,816,253 issued and 6,824,952 and 6,738,453 outstanding, respectively                  69,028                  68,163
       Additional paid-in capital                                                          23,619,283              23,116,602
       Retained earnings                                                                    1,601,164                 665,461
       Treasury stock, 77,800 shares                                                        (412,424)               (412,424)
       Accumulated other comprehensive income                                                 217,109                 305,374
                                                                                     -----------------     -------------------
     Total stockholders' equity                                                            25,094,160              23,743,176
                                                                                     -----------------     -------------------

     Total liabilities and stockholders' equity                                           $38,085,936             $34,241,112
                                                                                     =================     ===================

